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                                                                   EXHIBIT 3.108

                               STATE OF MINNESOTA

                               SECRETARY OF STATE

                              Certificate of Merger

[SEAL]

          I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that: An Agreement and Plan of Merger between the following corporations has been approved pursuant to the procedures required by the chapter indicated. The Agreement and Plan of Merger was filed in this office on this date. Each of the merging corporations have been merged into the surviving corporation listed below on the effective date listed below.

          Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

          State of Incorporation and Names of Merging Corporations:

               MN: Product Design & Engineering, Inc.
               MN: PDE Acquisition Corp.

          State of Incorporation and Name of Surviving Corporation:
               MN: Product Design & Engineering, Inc.

          Effective Date of Merger: 12/26/86

          Name of Surviving Corporation After Effective Date of Merger:
               Product Design & Engineering, Inc.

          The surviving corporation, if a non-Minnesota corporation qualified to do business in Minnesota.

          This certificate has been issued on: 12/26/86

                                                         /s/ Joan Anderson Growe
                                                         -----------------------
                                                             Secretary of State.

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                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of December 26, 1986 between PRODUCT DESIGN & ENGINEERING, INC. (the "Company"), a Minnesota corporation, and PDE ACQUISITION CORP. ("PDE"), a Minnesota corporation.

          WHEREAS, the Company was incorporated in Minnesota in 1955, and its authorized capital stock consists of 5,000,000 shares of common Stock, par value $.10 per share ("Company Common Stock"), of which (as of the close of business on December 24, 1986) 853,628 shares were issued and outstanding and no shares were held by the Company as treasury stock;

          WHEREAS, PDE was incorporated in Minnesota in 1986, and its authorized capital stock consists of 1,000 shares of Common Stock, par value of $.10 per share ("PDE Common Stock"), all of which are issued and outstanding and are owned by Specialty Packaging Products, Inc. ("Specialty"), a Virginia corporation;

          WHEREAS, the Company, certain principal shareholders of the Company, PDE and Specialty have entered into an Agreement and Plan of Reorganization dated as of November 26, 1986 ("Reorganization Agreement") providing for certain representations, warranties and agreements in connection with the transactions contemplated therein and herein; and

          WHEREAS, the boards of directors of the Company, PDE and Specialty have determined that it is in the best interests of each of the Company and PDE and their respective shareholders that, upon the terms and conditions contained herein, the Company and PDE be merged, and each share of the Company Common Stock outstanding at the time of the merger be converted into a right to receive $12.00 in cash;

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree that the Company and PDE shall be merged and that the terms and conditions of such merger and the mode of carrying the same into effect shall be as follows:

1.  MERGER AND SURVIVING CORPORATION.

          A. Pursuant to the applicable laws of the State of Minnesota, PDE shall merge with and into the Company, and the Company shall be the surviving corporation after the merger and shall continue to exist as a corporation created and governed by the laws of the State of Minnesota.

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          B. Except as amended by this Agreement, the Articles of Incorporation of the Company in effect immediately prior to the merger becoming effective shall be the Articles of Incorporation of the surviving corporation.

          C. The By-Laws of the Company in effect immediately prior to the merger becoming effective shall be the By-Laws of the surviving corporation until altered, amended or repealed in accordance with the Articles of Incorporation of the surviving corporation and applicable law.

2.  EFFECTIVENESS OF MERGER.

          A. If this Agreement has been adopted and approved by the shareholders of the Company and PDE and, if all of the conditions precedent to the obligations of each of such corporations as set forth in the Reorganization Agreement shall be satisfied or have been waived, articles of merger executed by duly authorized officers of each of the Company and PDE, complying in all respects with the Minnesota Business Corporation Act ("Minnesota Law"), shall be filed with the Secretary of State of Minnesota.

          B. The merger contemplated herein shall become effective upon the filing of duly executed articles of merger with the Secretary of State of the State of Minnesota. The time when the merger shall become effective is referred to in this Agreement as the "Time of Merger".

3. SHARES OF CONSTITUENT AND SURVIVING CORPORATIONS. The manner and basis of converting the Company Common Stock into cash and the PDE Common Stock into Company Common Stock shall be as follows:

          A. Section 5 of the Articles of Incorporation of the Company shall be amended to read as follows:

               "The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, with par value of $.10 per share."

          B. Each share of PDE Common Stock outstanding at the Time of Merger shall be converted into one fully paid and nonassessable share of the Company Common Stock.

          C. Each share of the Company Common Stock outstanding at the Time of Merger shall, by virtue of the merger and without any action on the part of the holder thereof, be

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converted into the right to receive, upon surrender of the certificate representing such share, $12.00 in cash payable to the holder thereof, without interest thereon. Each share of the Company Common Stock, if any, held by the Company as treasury stock or held by Specialty or PDE at the Time of Merger shall be cancelled.

          D. Anything herein to the contrary notwithstanding, any holder of shares of the Company Common Stock who shall exercise the rights of a dissenting shareholder pursuant to the provisions of Sections 302A.471 and 302A.473 of the Minnesota Law shall be entitled to receive only the payment therein provided for and shall not be entitled to receive the consideration described in Section 3.C. Such payment shall be made directly by the Company, as the surviving corporation, and not out of the Exchange Fund (as hereinafter defined).

4.  EXCHANGE ARRANGEMENTS.

          A. At or prior to the Time of Merger, PDE shall deposit in cash with Mellon Securities Transfer Services (the "Exchange Agent"), in trust, an amount equal in the aggregate to the product of (i) the number of shares of the Company Common Stock issued and outstanding at the Time of Merger less shares held by Specialty and PDE, and (ii) $12.00 (such product being hereinafter referred to as the "Exchange Fund"). Out of the Exchange Fund, the Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 3.C. above and this Section 4. The Exchange Fund shall not be used for any other purpose, except as provided in the Exchange Agreement entered into among the Exchange Agent, the Company and PDE.

          B. Promptly after the Time of Merger, the Exchange Agent shall mail to each record holder, as of the Time of Merger, of an outstanding certificate or certificates, which prior thereto represented shares of the Company Common Stock, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate or certificates shall pass, only upon proper delivery of such certificate or certificates to the Exchange Agent) and instructions for use in effecting the surrender of such certificate or certificates for payment. Upon surrender to the Exchange Agent of such certificate or certificates, together with such letter of transmittal, duly executed, the Exchange Agent shall promptly pay out of the Exchange Fund to the person entitled thereto the amount to which such person is entitled, as provided in Section 3.C. No interest will be paid or accrued on the cash payable upon the surrender of the certificate or certificates. If payment is to be made to a

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person other than the one in whose name the certificate surrendered is registered, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Company, as the surviving corporation, that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 4, the certificate or certificates which immediately prior to the Time of Merger represented issued and outstanding shares of the Company Common Stock (except for certificates representing shares with respect to which appraisal rights have been perfected to the extent then required pursuant to Section 302A.473 of the Minnesota Law) shall represent for all purposes the right to receive $12.00 in cash multiplied by the number of shares evidenced by such certificate or certificates. After the Time of Merger, there shall be no further registration of transfers on the records of the Company of shares of the Company Common Stock.

               (1) If after the Time of Merger the Company, as the surviving corporation, settles an appraisal proceeding brought pursuant to
          Section 302A.473 of the Minnesota Law and thereby becomes the holder of shares of the Company Common Stock, or if pursuant to a decree of a court of competent jurisdiction in such a proceeding the Company, as the surviving corporation, receives shares of the Company Common Stock upon payment of the appraised value thereof, then in either such event, the Company may surrender the certificate or certificates representing such shares to the Exchange Agent for payment of the amount provided for in Section 3.C.

               (2) Any portion of the Exchange Fund deposited with the Exchange Agent which remains unclaimed by the shareholders of the Company for ninety (90) days after the date of the Time of Merger shall be repaid to the Company, as the surviving corporation, upon demand, and any shareholder of the Company who has not theretofore complied with this
          Section 4 shall thereafter look only to the Company for payment of his claim for $12.00 for each of his Company Common Shares.

5.  EFFECT OF MERGER.  At the Time of Merger:

               A. The separate existence of PDE shall cease.

               B. The Company shall have all the rights, privileges, immunities and powers and shall be subject to all of the duties

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and liabilities of a corporation organized under the Minnesota Law and shall possess all the rights, privileges, immunities, powers and franchises as well as of a public or a private nature of each of the Company and PDE; and all the property, real, personal and mixed, and franchises of each of the Company and PDE, and all debts due on whatever account to any of them, including subscriptions to shares and all other chooses in action belonging to any of them, shall be taken and deemed to be transferred to and vested in the Company without further act or deed; and title to any real estate or any interest therein, under the laws of the State of Minnesota vested in the Company or PDE shall not revert or be in any way impaired by reason of the merger. The Company shall, after the Time of Merger, be responsible and liable for all the liabilities and obligations of each of the Company and PDE as if the Company had itself incurred the same or contracted therefor, but the liabilities of such corporations, or of their shareholders, directors, or officers, shall not be affected, nor shall the rights of the creditors thereof or of any persons dealing with such corporations or any liens upon the property of such corporations, be impaired by the merger, but such liens shall be limited to the property upon which they were liens immediately prior to the Time of Merger. Any claim existing or action or proceeding pending by or against the Company or PDE may be prosecuted to judgment as if such merger had not taken place, or the Company may be proceeded against or substituted in place of PDE.

6.  FURTHER ASSURANCES.

          From time to time as and when requested by the Company or by its successors or assigns, PDE and its proper officers and directors shall execute and deliver, or cause to be executed and delivered, all deeds and other instruments and shall take or cause to be taken all such other and further actions as the Company, as the surviving corporation, may deem necessary or appropriate in order more fully to vest in and confirm to the Company title to and possession of all the property, rights, privileges, powers and franchises referred to in Section 5.B. and otherwise to carry out the intent and purposes of this Agreement.

7.  AMENDMENT.

          The Company and PDE may, by agreement in writing authorized by their respective Boards of Directors, amend this Agreement at any time before or after adoption hereof by the shareholders of either or both, but after any such adoption, no amendment shall be made which substantially changes the terms hereof without the further approval of such shareholders.

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8.  TERMINATION.

          A. The Company may terminate this Agreement by notice to PDE at any time prior to the Time of Merger, whether before or after adoption by the shareholders of the Company and PDE, if a condition to the performance of the Company hereunder shall not be fulfilled at or before the time specified for the fulfillment thereof.

          B. PDE may terminate this Agreement by notice to the Company at any time prior to the Time of Merger, whether before or after adoption by the shareholders of the Company and PDE, if a condition to the performance of PDE hereunder shall not be fulfilled at or before the time specified for the fulfillment thereof.

          C. This Agreement shall be terminated without any further action by the parties hereunder if the Reorganization Agreement is terminated pursuant to and in accordance with Section 12.01 of the Reorganization Agreement.

          D. This Agreement may be terminated at any time prior to the Time of Merger, whether before or after adoption by the shareholders of the Company and PDE, without liability on the part of either of such corporations or their respective directors, officers or shareholders, by mutual consent in writing of the Company and PDE authorized by their respective Boards of Directors.

9.  NOTICES.

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice:

          A. If to the Company, 750 Florida Avenue South, Minneapolis, Minnesota 55426, Attention: A. J. Porter, with a copy to Dorsey & Whitney, 2200 First Place Place East, Minneapolis, Minnesota 55402, Attention: George P. Flannery; and

          B. If to PDE, c/o Specialty Packaging Products, Inc., 804 Moorefield Park Drive, Richmond, Virginia 23235, Attention: Phillips E. Patton, with a copy to Winston & Strawn, Suite 5000, One First National Plaza, Chicago, Illinois 60603, Attention: Joseph A. Walsh, Jr.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement and
Plan of Merger as of the date first written above.

                                               PRODUCT DESIGN & ENGINEERING INC.

                                               By: /s/ A.J. Porter
                                                  ------------------------------
                                               Title:  President
ATTEST:

/s/ Stephen A. Montague
--------------------------
     Secretary

                                             PDE ACQUISITION CORP

                                             By: /s/ Phillips E. Patton
                                                --------------------------------
                                             Title:  President
ATTEST:

/s/ Kenneth A. Pigott
--------------------------
     Secretary

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STATE OF MINNESOTA  )
                    )  SS.
COUNTY OF HENNEPIN  )

          BE IT REMEMBERED that on this 23rd day of December, 1986, personally came before me, a Notary Public in and for the County and State aforesaid, A.J. Porter of Product Design & Engineering, Inc., a corporation of the State of Minnesota, and he duly executed said Agreement and Plan of Merger before me and acknowledged the said Agreement and Plan of Merger to be his act and deed and the act and deed of said Corporation and that the facts stated therein are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                         /s/ Cherry J. Markovich
                                                        ------------------------
                                                           Notary Public

[SEAL]

My Commission expires:

October 29, 1990

[SEAL]


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STATE OF MINNESOTA  )
                    )  SS.
COUNTY OF HENNEPIN  )

          BE IT REMEMBERED that on this 23rd day of December, 1986, personally came before me, a Notary Public in and for the County and State aforesaid, Phillips E. Patton of PDE Acquisition Corp., a Minnesota corporation, and he duly executed said Agreement and Plan of Merger before me and acknowledged the said Agreement and Plan of Merger to be his act and deed and the act and deed of said Corporation and that the facts stated therein are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                         /s/ Cherry J. Markovich
                                                         -----------------------
                                                              Notary Public

[SEAL]

My Commission expires:

October 29, 1990

[SEAL]


                                                            [STAMP]

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